EX-28.o.3

DIMENSIONAL EMERGING MARKETS VALUE FUND
POWER OF ATTORNEY
The undersigned officers and trustees of DIMENSIONAL EMERGING MARKETS VALUE FUND (the "Trust") hereby appoint DAVID G. BOOTH, GREGORY K. HINKLE, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, JOY L. LOPEZ and RYAN P. BUECHNER (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Trust's registration statement on Form N‑1A under the Investment Company Act of 1940 (the “1940 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, and (ii) a registration statement on Form N-1A under the Securities Act of 1933 and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Trust serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and trustees hereby execute this Power of Attorney as of the 24th day of September, 2019.

/s/ David P. Butler David P. Butler, Co-Chief Executive Officer	/s/ Gerard K. O’Reilly Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ David G. Booth David G. Booth, Chairman and Trustee	/s/ Catherine L. Newell Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides George M. Constantinides, Trustee	/s/ Gregory K. Hinkle Gregory K. Hinkle, Vice President, Chief Financial Officer, and Treasurer

/s/ Douglas W. Diamond Douglas W. Diamond, Trustee	/s/ Edward P. Lazear Edward P. Lazear, Trustee

/s/ Darrell Duffie Darrell Duffie, Trustee	/s/ Myron S. Scholes Myron S. Scholes, Trustee

/s/ Roger G. Ibbotson Roger G. Ibbotson, Trustee	/s/ Abbie J. Smith Abbie J. Smith, Trustee

/s/ Ingrid M. Werner Ingrid M. Werner, Trustee